UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-192647

Compliance & Risk Management Solutions Inc.
(Exact name of Registrant as specified in its charter)

Delaware	38-3912845
(State of incorporation)	(IRS Employer ID Number)

49 Main Street, New Egypt, NJ 08533
 (Address of principal executive offices)

(203) 635-7600
Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

May 22nd, 2015

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 22nd, 2015, The Company executed a Merger Agreement with Nukkleus Inc. a Nevada entity. Said merger was predicated upon Compliance Risk & Management Solution’s (the “Registrant’s”) filing of Articles of Merger with the Delaware Secretary of State. Under the laws of the State of Delaware, Nukkleus Inc. was merged with and into the Registrant, with the Registrant being the surviving entity. The Merger was completed under Title 8, Section 252 of the Delaware Corporate Statutes, as amended, and as such, does not require the approval of the stockholders of either the Registrant or Nukkleus, Inc. As a result of the Merger, the Articles of Incorporation of the Registrant have been Amended to change the name of the Registrant to Nukkleus Inc. A copy of the Merger Agreement is attached to this Current Report as Exhibit 99.1.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

Exhibit # Description

99.1           Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compliance & Risk Management Solutions Inc.

Date: May 22nd, 2015	By:	/s/ John Nettlefold
John Nettlefold
Director